UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2011, LKQ Corporation (“LKQ” or the “Company), LKQ Delaware LLP and certain other subsidiaries (collectively, the “Borrowers”), entered into a credit agreement (the “Credit Agreement”) with the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, Bank of America N.A., as syndication agent, RBS Citizens, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, to borrow up to $1 billion, consisting of (1) a five-year $750 million revolving credit facility (the “Revolving Credit Facility”), and (2) a five-year $250 million term loan facility (the “Term Loan Facility”). Under the Revolving Credit Facility, up to the U.S. dollar equivalent of $300 million may be made available to the Borrowers in Canadian Dollars, Pounds Sterling, euros, and other agreed-upon currencies. The Credit Agreement also provides (a) for the issuance of up to $75 million of letters of credit under the Revolving Credit Facility in agreed-upon currencies, (b) for the issuance of up to $25 million of swing line loans under the Revolving Credit Facility, and (c) the opportunity for LKQ to increase the amount of the Revolving Credit Facility or obtain incremental term loans up to $400 million. Outstanding letters of credit and swing line loans will be taken into account when determining availability under the Revolving Credit Facility.

All of the obligations under the Credit Agreement are unconditionally guaranteed by the Borrowers, LKQ’s direct and indirect domestic subsidiaries and certain foreign subsidiaries as provided in the Credit Agreement (collectively, the “Guarantors”). Obligations under the Credit Agreement, including the related guarantees, are collateralized by a security interest and lien on the Company’s existing and future personal property, and a security interest in 100% of the equity interest, of each of the existing and future direct and indirect domestic and foreign subsidiaries of the Company, provided that if a pledge of 100% of a foreign subsidiary’s voting equity interests gives rise to an adverse tax consequence, such pledge shall be limited to 65% of the voting equity interest of the foreign subsidiary. In the event that the Company obtains and maintains certain ratings from S&P (BBB- or better, with stable or better outlook) or Moody’s (Baa3 or better, with stable or better outlook), and upon the Company’s request, the security interests in and liens on the collateral described above shall be released.

Amounts under the Revolving Credit Facility will be due and payable upon maturity of the Credit Agreement in March 2016. Amounts under the Term Loan Facility will be due and payable in quarterly installments, with the annual payments equal to 5% of the original principal amount in the first and second years, 10% of the original principal amount in the third and fourth years, and 15% of the original principal amount in the fifth year. The remaining balance under the Term Loan Facility will be due and payable on the maturity date of the Credit Agreement. LKQ is required to prepay the Term Loan Facility by amounts equal to proceeds from the sale or disposition of certain assets, if the proceeds are not reinvested within twelve months. LKQ also has the option to prepay outstanding amounts under the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at variable rates, which depend on the currency and duration of the borrowing elected by LKQ, plus an applicable margin. The applicable margin is subject to change in increments of 0.25% depending on LKQ’s total leverage ratio. Interest payments are due quarterly in arrears for the term loan and on the last day of the selected interest period on revolver borrowings.

LKQ will pay a commitment fee based on the average daily unused amount of the Revolving Credit Facility. The commitment fee is subject to change in increments of 0.05% depending on LKQ’s total leverage ratio. The Company shall also pay a participation commission on outstanding letters of credit at an applicable rate based on LKQ’s total leverage ratio, as well as a fronting fee of 0.125% to the issuing bank, which are due quarterly in arrears.

The Credit Agreement contains customary representations and warranties, and contains customary covenants that provide limitations and conditions on LKQ’s ability to, among other things (i) incur indebtedness, (ii) incur liens, (iii) enter into any merger, consolidation, amalgamation, or otherwise liquidate or dissolve the Company, (iv) dispose of certain property, (v) make dividend payments, repurchase the Company’s stock, or enter into derivative contracts indexed to the value of the Company common stock, (vi) make certain investments, including the acquisition of assets constituting a business or the stock of a business designated as a non-guarantor, (vii) make optional prepayments of subordinated debt, (viii) enter into sale-leaseback transactions, (ix) issue preferred stock, redeemable stock, convertible stock or other similar equity instruments, and (x) enter into hedge agreements for speculative purposes or otherwise not in the ordinary course of business. The Credit Agreement also contains financial and affirmative covenants under which LKQ: (i) may not exceed a maximum net leverage ratio of 3.00 to 1.00, except in connection with permitted acquisitions with aggregate consideration in excess of $200,000,000 during any period of four consecutive fiscal quarters in which case the maximum net leverage ratio increases to 3.50 to 1.00 for the subsequent four fiscal quarters and (ii) is required to maintain a minimum interest coverage ratio of 3.00 to 1.00.

The Credit Agreement contains events of default that include (i) LKQ’s failure to pay principal when due or interest, fees, or other amounts after grace periods, (ii) LKQ’s material breach of any representation or warranty, (iii) covenant defaults, (iv) cross defaults to certain other indebtedness, (v) bankruptcy, (vi) certain ERISA events; (vii) material judgments; (viii) change of control, and (ix) failure of subordinated indebtedness to be validly and sufficiently subordinated.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.

The initial use of proceeds will be repayment of the previous credit facility and for general corporate purposes. Concurrently with the above transaction, the Company repaid in full the amounts outstanding under its previous credit agreement dated October 12, 2007, among LKQ and LKQ Delaware LLP, as borrowers, and Deutsche Bank Securities, Inc.

Also on March 25, 2011, Deutsche Bank AG, the counterparty on the Company’s $100 million floating to fixed interest rate swap, assigned its obligation under the swap contract to Bank of America N.A. The interest rate swap becomes effective April 14, 2011 and matures on October 14, 2013. Deutsche Bank AG is no longer a secured lender under the Credit Agreement and therefore assigned its obligation to Bank of America N.A. The Company believes Bank of America N.A. is creditworthy to perform its obligation as the counterparty to the swap.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated as of March 25, 2011, among LKQ Corporation, LKQ Delaware LLP, certain subsidiary borrowers and the lenders party thereto.

99.1	LKQ Corporation Press Release dated March 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2011

LKQ CORPORATION

By:	/S/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer